EXHIBIT 10.6

                           THE SPORTS AUTHORITY, INC.
                           ANNUAL INCENTIVE BONUS PLAN

                      (AMENDED EFFECTIVE NOVEMBER 4, 1996)

1. PURPOSES.

         The purposes of The Sports Authority, Inc. Annual Incentive Bonus Plan (the "Plan") are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards, to align executive and shareholder long-term interests by creating a direct link between executive compensation and shareholder return, and to enable executives, through the mandatory and optional share purchase features of the Management Stock Purchase Plan, to develop and maintain a substantial stock ownership position in the Company's Shares. An additional purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

2. DEFINITIONS.

         The following terms, as used herein, shall have the following meanings:

    (a)  "Board" shall mean the Board of Directors of the Company.

    (b) "Bonus" shall mean any annual incentive bonus award granted pursuant to the Plan; the payment of any such award shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

    (c) "Change in Control" shall mean the occurrence of an event described in Section 6(e) hereof.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (e)  "Committee" shall mean the Compensation Committee of the Board.

    (f) "Company" shall mean The Sports Authority, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

    (g)  "Covered Employee" shall have the meaning set forth in Section 162(m)
         (3) of the Code (or any successor provision).

    (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (i) "Management Stock Purchase Plan" shall mean The Sports Authority, Inc. Management Stock Purchase Plan, as amended from time to time.

    (j) "Participant" shall mean an officer or other employee of the Company or one of its Subsidiaries who is eligible to participate herein pursuant to Section 3 of the Plan and for whom a target Bonus is established with respect to the relevant Plan Year.

    (k) "Performance Goal(s)" shall mean the criteria and objectives which must be met during the Plan Year as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 5 hereof.

    (l) "Plan" shall mean The Sports Authority, Inc. Annual Incentive Bonus Plan, as amended from time to time.

    (m)  "Plan Year" shall mean the Company's fiscal year.

    (n) "Restricted Shares" shall mean the Shares in which a Bonus is partially or wholly payable pursuant to Section 6(d) hereof; such Restricted Shares are issuable pursuant to the Management Stock Purchase Plan.

    (o)  "Shares" shall mean common shares, $.01 par value, of the Company.

    (p) "Subsidiary" shall mean any subsidiary of the Company which is designated by the Board or the Committee to have any one or more of its employees participate in the Plan.

    (q) "1996 Option Plan" shall mean The Sports Authority, Inc. 1996 Stock Option and Restricted Stock Plan.

    (r) "Bonus Reduction Options" shall mean options to purchase Shares which are granted pursuant to Section 4(c) of the 1996 Option Plan wholly or partially in lieu of Bonuses foregone pursuant to Section 6(d) hereof.

3. ELIGIBILITY.

         All Company officers and such key employees of the Company and its Subsidiaries as are designated by the Committee shall participate in the Plan. In determining the persons to whom Bonuses shall be granted, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

4. NO SHARES SUBJECT TO THE PLAN.

         No Shares of the Company shall be reserved for, or issued under, the Plan. To the extent that annual bonuses are paid in Restricted Shares, such Restricted Shares shall be issued under, and subject to the terms and conditions of, the Management Stock Purchase Plan. To the extent that Bonuses are foregone and Bonus Reduction Options are granted in lieu thereof, such Bonus Reduction Options shall be granted under, and the Shares issuable upon exercise of such Bonus Reduction Options shall be issued under, and subject to the terms and conditions of, the 1996 Option Plan.

5. PERFORMANCE GOALS.

         Performance Goals may be expressed in terms of (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or the Subsidiaries or any combination thereof, (iii) expense reduction levels, (iv) implementation of critical projects or processes,
(v) level of sales and/or (vi) changes in market price of the Shares. To the extent applicable, any such Performance Goal shall be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different each Plan Year and different goals may be applicable to different Participants.

6. BONUSES.

         (a) IN GENERAL. For each Plan Year, the Committee shall specify the Performance Goals applicable to such Plan Year and the amount of the target Bonus for each Participant with respect to such Plan Year. A Participant's target Bonus for each Plan Year shall be expressed as either a dollar amount or as a percentage of the salary midpoint for the Participant's salary grade. Unless otherwise provided by the Committee in its discretion in connection with terminations of employment, or except as set forth in Section 6(e) hereof, payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its Subsidiaries on the date of payment of the Bonus. The actual amount of a Bonus payable under the Plan shall be determined as a percentage of the Participant's target Bonus, which percentage shall vary depending upon the extent to which the Performance Goals have been attained and may be lesser than, greater than, or equal to 100%. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee. With respect to the 1994 Plan Year, those employees of the Company and its subsidiaries who are participants in the Kmart Corporation Annual Incentive Bonus Plan for Kmart Corporation's 1994 fiscal year shall be participants in this Plan for the Company's 1994 fiscal year, the same performance goals and target bonus adopted by Kmart Corporation's Compensation and Incentives Committee with respect to each such participant shall be the performance goals and target bonus for the 1994 Plan Year hereunder with respect to such participant, and the calculation of bonus amounts shall take into account the Company's entire 1994 fiscal year.

         (b) SPECIAL LIMITATION ON CERTAIN BONUSES. Notwithstanding anything to the contrary contained in this Section 6, the actual Bonus paid to the Company's Chief Executive Officer under the Plan for any Plan Year may not exceed three times the salary midpoint for the salary grade of the Chief Executive Officer, as determined by the Committee prior to the beginning of such Plan Year based on competitive data, including a survey of comparable companies; and the Bonus for each other Covered Employee under the Plan may not exceed two times the salary midpoint (as of the beginning of such Plan Year) for such Covered Employee's salary grade, as so determined by the Committee prior to the beginning of such Plan Year.

         (c) TIME OF PAYMENT. Unless otherwise determined by the Committee, or except as provided in Section 6(e) hereof, all payments in respect of Bonuses granted under this Section 6 shall be made within a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee in connection with terminations of employment and except as provided in Section 6(e) hereof, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

         (d) FORM OF PAYMENT. Except as provided in Section 6(e) hereof, payment of at least 20 percent of each Participant's Bonus for any Plan Year before 1996 (less applicable payroll deductions, which shall not include Federal income tax withholding) shall be made in Restricted Shares pursuant to, and subject to the terms and conditions of, the Management Stock Purchase Plan. At the election of each Participant (made in accordance with the terms and conditions of the Management Stock Purchase Plan), up to 100 percent of the Participant's Bonus for any Plan Year before 1996 (less applicable payroll deductions, which shall not include Federal income tax withholding) shall be paid in Restricted Shares pursuant to, and subject to the terms and conditions of, the Management Stock Purchase Plan. The amount of the Bonus being paid in Restricted Shares shall be calculated as follows: (i) multiply the gross Bonus by the aggregate percentage of the Bonus being paid in Restricted Shares, and (ii) subtract applicable payroll deductions from the result. The number of Restricted Shares to be paid shall be calculated in accordance with the Management Stock Purchase Plan. Payment of the balance of the Participant's Bonus for any Plan Year shall be made in cash. Payments of portions of any Bonuses made in Restricted Shares pursuant to the Management Stock Purchase Plan may be referred to therein as "purchases" of such Shares. Except as provided in Section 6(e) hereof, for any one or more Plan Years after 1995, the Committee may in its discretion allow certain Participants to elect to forego all or a portion of their respective Bonuses and to receive Bonus Reduction Options in lieu thereof. The Committee shall have sole discretion to determine which Participants will be allowed to forego Bonuses as provided above and to set limits on the amount of each Bonus which may be foregone. The Committee shall not be required to treat Participants uniformly or to act on a consistent basis from one Plan Year to the next.

         (e) CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, (i) if a "Change in Control" of the Company (as defined in this Section 6(e)) shall occur following a Plan Year as to which the Committee has determined the actual Bonuses to be paid (but such Bonuses have not yet been paid), such Bonuses shall be paid immediately in cash, (ii) if a Change in Control shall occur following a Plan Year as to which the Committee has not yet determined the actual Bonuses to be paid, such Bonuses shall be immediately determined and paid in cash, and (iii) if a Change in Control shall occur during a Plan Year as to which target Bonuses have been established (but the actual Bonuses to be paid have not yet been determined), such Plan Year shall be deemed to have been completed, the target levels of performance set forth under the respective Performance Goals shall be deemed to have been attained, and a pro rata portion of the Bonus so determined for each Participant for such partial Plan Year (based on the number of full and partial months which have elapsed with respect to such Plan Year) shall be paid immediately in cash to each Participant for whom a target Bonus for such Plan Year was established. Notwithstanding any other provision of the Plan to the contrary, in no event shall the initial public offering of the Shares be treated as a Change in Control of the Company for purposes of this Plan.

              For purposes of this Section 6, a Change in Control of the Company shall occur upon the first to occur of the following:

              (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than Kmart Corporation, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company, or any "person" acquiring such securities in a sale or transfer by Kmart Corporation in a transaction not involving a public offering), or

              (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

              (iii) during any period of three consecutive years beginning after the completion of the initial public offering of the Shares, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

7. ADMINISTRATION.

         Prior to the completion of the initial public offering of the Shares, the Plan shall be administered by the Board (which, during such period, shall have all the powers given herein to the Committee). From and after the completion of such offering, the Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles; except as otherwise provided in Section 6(a) hereof, to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

         No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

8. GENERAL PROVISIONS.

    (a) COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

    (b) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Bonus granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

    (c) WITHHOLDING TAXES. The Company or Subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

    (d) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus theretofore granted under the Plan.

    (e) PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment for Participants.

    (f) UNFUNDED STATUS OF BONUSES. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

    (g) GOVERNING LAW. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

    (h) EFFECTIVE DATE. The Plan shall take effect upon its adoption by the Board, but the Plan (and any grants of Bonuses made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, such Bonuses shall be null and void.

    (i) INTERPRETATION. The Plan is designed and intended to comply with Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

    (j) TERM. No Bonus may be granted under the Plan with respect to any Plan Year after fiscal 1998. Bonuses made with respect to fiscal 1998 or prior years, however, may extend beyond fiscal 1998 and the provisions of the Plan shall continue to apply thereto.